UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2020

BENITEC BIOPHARMA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39267	84-462-0206
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3940 Trust Way, Hayward, California		94545
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 780-0819

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2())

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	BNTC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

As previously announced, on April 15, 2020, the re-domiciliation (the “Re-domiciliation”) of Benitec Biopharma Limited (“Benitec Limited”) was completed, resulting in Benitec Biopharma Inc. (the “Company”), a Delaware corporation, becoming the ultimate parent company of the Benitec group of companies. Prior to the Re-domiciliation, Grant Thornton Audit Pty Ltd (“Grant Thornton”) acted as the independent registered public accounting firm of Benitec Limited. Following the Re-domiciliation, the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company conducted a process to determine the Company’s independent registered public accounting firm for the Company’s fiscal year ending June 30, 2020. Following such process, on June 5, 2020, the Audit Committee approved the engagement of Squar Milner LLP (“Squar Milner”) to serve as the Company’s independent registered public accounting firm for the Company’s fiscal year ending June 30, 2020. On June 5, 2020, Grant Thornton was notified that Squar Milner had been engaged as the Company’s independent registered public accounting firm for the Company’s fiscal year ending June 30, 2020.

In connection with the Re-domiciliation, the Company is currently in the process of preparing its financial statements for the fiscal years ended June 30, 2019 and 2018 in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Grant Thornton is engaged as the Company’s independent registered public accounting firm for these periods.

The financial statements for Benitec Limited for the fiscal years ended June 30, 2019 and 2018 were prepared in accordance with International Accounting Standards and International Financial Accounting Standards (“IFRS”), and interpretations issued by the International Accounting Standards Board. The audit reports of Grant Thornton on the financial statements of Benitec Limited prepared in accordance with IFRS as of and for the years ended June 30, 2019 and 2018, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to going concern, uncertainty, audit scope, or accounting principles.

During the fiscal years ended June 30, 2019 and 2018, and in the subsequent period through June 5, 2020, there were (i) no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused them to make reference to the subject matter of the disagreements in their audit reports, and (ii) no “reportable events,” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Grant Thornton with a copy of the disclosure set forth in this Item 4.01 and requested that Grant Thornton furnish the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether or not it agrees with the statements made herein, each as required by applicable SEC rules. A copy of Grant Thornton’s letter, dated June 5, 2020, is attached hereto as Exhibit 16.1.

During the fiscal years ended June 30, 2019 and June 30, 2018 and in the subsequent period through June 5, 2020, in each case with respect to the financial statements of Benitec Limited and the Company, neither the Company nor Benitec Limited nor anyone acting on the Company’s or Benitec Limited’s behalf, consulted with Squar Milner regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Squar Milner concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a “disagreement” as such term is defined in Item 304(a)(1)(iv) of Regulation S-K, or (iii) any “reportable event” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

16.1	Letter from Grant Thornton Audit Pty Ltd dated June 5, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BENITEC BIOPHARMA INC.

Date: June 5, 2020		/s/ Jerel A. Banks
	Name:	Jerel A. Banks
	Title:	Chief Executive Officer